Exhibit 9

                          PLEDGE AND SECURITY AGREEMENT
                              (Harold Charles Moll)

This PLEDGE AND SECURITY AGREEMENT ~ Harold Charles Moll (this "Pledge") is made by and between (a) HAROLD CHARLES MOLL, an individual ("Pledgor"), on the one hand, and (b) RONALD P. ROBERTSON, an individual, and CHARLES C. SEVEN, an individual, on the other hand (each, a "Secured Party"), effective as of January
                                                                         -------
29,  2003  (the  "Effective  Date"),  based  on  the  following  recitals:
--

     A. Pledgor holds 1,000,000 shares of "free-trading," unrestricted common stock (the "Shares") of Thinka Weight-Loss Corporation, a Nevada corporation (the "Company"), as evidenced by that certain share certificate issued by the Company to Pledgor (the "Certificate").

     B. Secured Parties have executed and entered into that certain Put and Call Agreement, dated as of the Effective Date hereof (the "Put Agreement"). In connection therewith, Pledgor has executed that certain Indemnity Agreement, dated as of the Effective Date hereof (the "Indemnity Agreement"), pursuant to which Pledgor has agreed to assume full responsibility and to indemnify and save harmless each Secured Party from and against all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every kind, nature and character, which Indemnitee may incur as a result of the obligations set forth in the Put Agreement.

     C. As required by the Indemnity Agreement, Pledgor has agreed to pledge to the Secured Parties the Shares and grant a security interest to Secured
Parties therein in order to secure Pledgor's performance of his obligations under the Indemnity Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.     Security  Interest.
            ------------------

          1.1     Grant of Security Interest.  Pledgor hereby pledges the Shares
                  --------------------------
and hereby grants to Secured Parties a present and continuing security interest in the Shares (including any and all distributions and proceeds thereof) to secure Pledgor's payment and performance of Pledgor's obligations arising under the Indemnity Agreement (the "Obligations"). Upon a Secured Party's reasonable request, Pledgor shall complete, execute and file one or more Form UCC-1 financing statements to perfect the pledge hereunder.

          1.2     Acknowledgments.  The  parties hereto acknowledge that if suit
                  ---------------
is brought by any Secured Party to enforce such Secured Party's rights under the Indemnity Agreement or this Pledge, any judgment obtained will be enforced only against the Shares and against the proceeds of sale or other disposition thereof, and not personally against Pledgor, his heirs or assigns.

     2.     Pledgeholder.  Pledgor  and  Secured  Parties hereby jointly appoint
            ------------
Raymond A. Lee, Esq. of Lee & Goddard LLP to serve and act as pledgeholder ("Pledgeholder") and to hold and dispose of the Certificate in accordance with this Pledge. Pledgor hereby collaterally assigns to Pledgeholder the Certificate without claim of right during the term of this Pledge. Upon execution of this Pledge, Pledgor shall deliver the Certificate to Pledgeholder and shall also make, execute and deliver to Pledgeholder an assignment separate from certificate, endorsed in blank, permitting transfer of the Certificate to Pledgeholder or Pledgeholder's designee (the "Assignment"), in the form attached hereto as Exhibit "1."
            -----------

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          2.1     Liability  of  Pledgeholder.  Secured  Parties  and  Pledgor
                  ---------------------------
acknowledge, understand and agree that Pledgeholder has accepted Pledgeholder's appointment under this Pledge and shall perform and satisfy Pledgeholder's duties, liabilities and obligations under this Pledge only as an accommodation to Secured Parties and Pledgor. Secured Parties and Pledgor, jointly and severally, hereby indemnify Pledgeholder and each representative of Pledgeholder and hereby agree to hold Pledgeholder and each such representative free and harmless from and to defend and protect Pledgeholder and such representative against any claim made, asserted or threatened against Pledgeholder or such representative (including any such claim made, asserted or threatened by any Secured Party, Pledgor or all of them), and any claim incurred by Pledgeholder or such representative, excluding, however, any claim arising from the gross negligence, willful misconduct, criminal conduct or intentionally tortious conduct of Pledgeholder or such representative.

          2.2     Proceeding.  Pledgeholder,  in Pledgeholder's sole discretion,
                  ----------
may commence any judicial proceeding necessary or appropriate to determining the respective rights of Secured Parties or Pledgor under this Pledge or to interpreting or enforcing any term, condition or other provision of this Pledge. Secured Parties and Pledgor shall jointly and severally be liable for any and all costs and expenses (including attorneys fees, expert witness fees, accounting fees and related costs) incurred by Pledgeholder in connection with such proceeding.

          2.3     Release  of  Escrowed  Documents.  Pledgeholder shall hold the
                  --------------------------------
Certificate and Assignment (collectively, the "Escrowed Documents") and shall release the Escrowed Documents in the following manner:

               (a)     To  Pledgor.  If Pledgeholder receives an affidavit sworn
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(or  affirmed)  by  Pledgor  stating  that all Obligations have been fully paid, performed and otherwise satisfied, then Pledgeholder shall forthwith deliver a copy of the affidavit to Secured Parties. Upon the fifteenth (15th) day following delivery of such copy to Secured Parties, Pledgeholder shall deliver the Escrowed Documents to Pledgor, unless, on or before such fifteenth (15th) day, (a) Pledgeholder has been prohibited by order of a court of competent jurisdiction from delivering such Escrowed Documents to Pledgor or (b) Pledgeholder has received notice from any Secured Party objecting to Pledgor's affidavit and stating with particularity those certain Obligations remaining unpaid, unperformed or otherwise unsatisfied.

               (b)     To  Secured  Parties.  If  Pledgeholder  receives  an
                       --------------------
affidavit sworn (or affirmed) by a Secured Party stating that Pledgor is in "Default" (as defined in Section 7 below) and stating with particularity the nature of such Default, then Pledgeholder shall forthwith deliver a copy of the affidavit to Pledgor. Upon the fifteenth (15th) day following such delivery, Pledgeholder shall deliver the Escrowed Documents to such Secured Party unless, on or before such fifteenth (15th) day, (a) Pledgeholder has been prohibited by order of a court of competent jurisdiction from delivering the Escrowed Documents or (b) Pledgeholder has received notice from Pledgor objecting to such Secured Party's affidavit and stating with particularity the reasons for such objection.

          2.4     Conflict.  If  Pledgeholder  receives  conflicting  affidavits
                  --------
from Secured Parties and Pledgor, then in Pledgeholder's reasonable discretion, Pledgeholder may refuse to deliver Escrowed Documents to either Secured Parties or Pledgor and may interplead the Escrowed Documents with a court of competent jurisdiction and apply to such court for a determination of Secured Parties' and Pledgor's respective rights regarding the Escrowed Documents and for such other relief as Pledgeholder may be entitled under applicable law.

     3.     Secured  Parties'  Rights.  Upon any Default hereunder, each Secured
            -------------------------
Party, without obligation to do so and without notice to or demand upon Pledgor, may take any action and make any expenditure, including attorneys fees, as such Secured Party may deem necessary to protect its security interest in the Shares. Pledgor hereby agrees to repay immediately and without demand all sums expended by such Secured Party pursuant to the provisions of this Section, with interest from the date of expenditure at the maximum rate allowed by law.

     4.     Representations  and  Warranties  of  Pledgor.  Pledgor  hereby
            ---------------------------------------------
represents and warrants to each Secured Party the following, each of which shall be true, accurate and complete as of the Effective Date:

          4.1     No  Violation.  Neither  (a)  Pledgor's  grant of the security
                  -------------
interest in and pledge of the Shares to Secured Parties nor (b) Pledgor's payment, performance or satisfaction of any duty, liability or obligation under this Pledge shall result in any violation of, any breach of or any default under
(1) any contract, agreement, covenant, indemnity, representation or warranty to which Pledgor is a party or which is otherwise binding upon Pledgor or which affects the Shares or (2) any order, decree, injunction, judgment or award which is binding upon Pledgor or which affects the Shares.

          4.2     Consents.  No  consent,  approval  or  waiver of any person or
                  --------
entity is required in connection with the authorization, execution, delivery or performance of all obligations of Pledgor under this Pledge.

          4.3     No  Prior  Sale.  Pledgor has not, prior to the Effective Date
                  ---------------
hereof, sold, assigned, conveyed, pledged, encumbered, or otherwise disposed of all or any portion of its right, title or interest in or to the Shares, and is hereby granting a security interest in and pledging the Shares to Secured
Parties  free  and  clear  of  any  and  all  claims,  liens  and  encumbrances.

          4.4     No  Litigation.  There  are  no  actions,  suits, proceedings,
                  --------------
orders, decrees, judgments, investigations, or claims pending or, to Pledgor's knowledge, threatened against or affecting Pledgor, the Company, or the Shares which, if adversely determined, would materially and adversely affect Pledgor or the Company, or Pledgor's ability to perform its obligations under this Pledge, or for which Secured Parties could become liable.

     5.     Pledgor's Covenants.  Except to the extent waived or consented to in
            -------------------
writing by Secured Party, Pledgor agrees that, pending the payment, performance or satisfaction in full of all Obligations:

          5.1     No  Assignment.  Pledgor  shall  not  sell,  assign,  convey,
                  --------------
pledge, encumber, or otherwise dispose of all or any portion of its right, title or interest in or to the Shares without the prior written consent of Secured Parties, which consent may be given or withheld in Secured Parties' sole discretion. Pledgor shall maintain its right, title and interest in and to the Shares free and clear of all liens, encumbrances and claims.

          5.2     No  Default.  Pledgor  shall  not do any act or omit to do any
                  -----------
act, or permit any act or omission which will cause a breach of any representation or warranty made in this Pledge.

     6.     Benefits of Shares.  So long as Pledgor is not in Default under this
            ------------------
Pledge and subject to the covenants set forth in Section 5, all benefits of or otherwise related to the Shares shall inure to Pledgor and Pledgor may exercise any right, power, privilege, authority or remedy attendant the Shares, including without limitation, any and all management, approval, consent and voting rights and any and all rights to receive distributions related to or derived from the Shares. Upon or at any time after the occurrence of a Default under this Pledge, regardless of whether such Default has been cured, the Secured Parties, at Secured Parties' sole option, may require the Company to remit all distributions relating to the Shares to

Secured Parties. Pledgor hereby authorizes and directs the Company, upon receipt of written notice from Secured Parties that a Default has occurred under this Pledge, to remit any and all such distributions to Secured Parties, at such address as Secured Parties may direct, at such time and in such manner as such distributions would otherwise be remitted to Pledgor. The Company and the constituent shareholders thereof shall be entitled to conclusively rely on such notice and remit all such distributions to Secured Parties and shall have no liability to Pledgor for any loss or damage Pledgor may incur by reason of said reliance.

     7.     Default/Remedies.  Pledgor  shall  be in Default of this Pledge upon
            ----------------
the occurrence of any of the following events (each, a "Default"): (a) Pledgor fails to pay, perform or satisfy any Obligation and, to the extent that such cure is reasonably susceptible to completion within fifteen (15) calendar days following a Secured Party's delivery to Pledgor of notice thereof, Pledgor fails to cure such failure within such 15-day period; (b) Pledgor admits in writing Pledgor's inability to pay Pledgor's debts as such debts become due; makes a general assignment for the benefit of creditors; or files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or under any other law for the relief of debtors; or (c) Pledgor fails to have dismissed or vacated within thirty (30) calendar days following the date of filing any involuntary petition filed against Pledgor under any bankruptcy, reorganization, insolvency or moratorium law or under any other law for the relief of debtors. Upon any Default hereunder, any Secured Party, at its option, without demand upon or notice to Pledgor, may do any one or more of the following: (a) declare all Obligations secured hereby to be immediately due and payable; (b) dispose of the Shares in accordance with California Commercial Code
Section 9610; (c) retain the Shares in accordance with California Commercial Code Section 9620 and Section 2 above in full satisfaction of the Obligations; and (d) exercise any and all other rights and remedies provided a secured party under the California Commercial Code or any other applicable law. Subject to the provisions of the Indemnity Agreement and Section 1.2 hereof, all rights and remedies set forth herein are cumulative and the exercise of one right or remedy shall not prevent any Secured Party from exercising any other right or remedy provided herein or by law or at equity.

     8.     Attorneys  Fees.  In the event of any action by any Secured Party to
            ---------------
collect upon or enforce the Obligations (including any such action in any bankruptcy case in which Pledgor is a debtor), such Secured Party shall be entitled to collect from Pledgor and Pledgor shall pay to such Secured Party any and all reasonable out-of-pocket costs and expenses, including accountants fees, expert witness fees and attorneys fees, actually incurred by such Secured Party in such action, with or without the initiation of any judicial proceeding. All such costs and expenses shall be fully secured by this Pledge. In the event of any mediation, arbitration, administrative proceeding, investigative proceeding or judicial proceeding (each, a "Proceeding") to enforce or interpret any term, condition or other provision of this Pledge, the prevailing party in such Proceeding shall be entitled to recover any and all reasonable out-of-pocket attorneys fees, expert witness fees, accounting fees and related costs actually incurred by such prevailing party.

     9.     Further  Assurances.  Each  party  shall  sign any other and further
            -------------------
instruments and documents and shall take any other and further actions as might be necessary or proper in order to accomplish the intent and purposes of this Pledge.

     10.     Notices.  All  notices  and  other  communications  under  or  in
             -------
connection with this Pledge shall be in writing and shall be deemed given (a) if delivered personally, upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three days after being so mailed, or (c) if delivered by overnight courier, upon signature acknowledging receipt thereof, in each case to the parties at the address set forth on the signature page below.

     11.     General  Provisions.  Waiver by any Secured Party of any Default or
             --------------------
breach contained in or
secured by this Pledge shall not be construed as a waiver of any subsequent breach. This Pledge cannot be amended or terminated except in writing signed by all of the parties hereto. This Pledge shall be governed by and construed in accordance with the laws of the State of California. If any term of this Pledge is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions shall remain in full force and effect. This Pledge and all other documents and instruments executed in connection therewith comprise the entire agreement of the parties hereto and supersede any prior written or oral agreement between them concerning the subject matter contained herein. This Pledge may be signed in counterparts and each counterpart shall be deemed to be an original, and all of such counterparts shall together constitute one and the same Pledge.

                         [signatures begin on next page]


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
IN WITNESS WHEREOF, the parties have executed this Pledge effective as of the date first above written.

"SECURED PARTIES"

/s/ Ronald P. Robertson
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RONALD P. ROBERTSON, an individual

ADDRESS FOR NOTICE:
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/s/ Charles C. Seven
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CHARLES C. SEVEN, an individual

ADDRESS  FOR  NOTICE:
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"PLEDGOR"

/s/ Harold Charles Moll
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HAROLD CHARLES MOLL, an individual


ADDRESS  FOR  NOTICE:
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
                                   EXHIBIT "1"

                                   ASSIGNMENT

                              (See attached pages)

                              STOCK TRANSFER POWER


     I, HAROLD CHARLES MOLL, hereby sell, assign, and transfer to ____________________ the following "free-trading," unrestricted shares of common stock of THINKA WEIGHT-LOSS CORPORATION, a Nevada corporation (the "Corporation"), represented by the following certificate, standing in my name on the books of the Corporation, and do hereby irrevocably appoint the Secretary of the Corporation or the transfer agent to transfer such shares on the books of the Corporation in accordance with these instructions:

     Certificate No.                    No. of Shares
     ---------------                    -------------

                                         1,000,0000
     ---------------




                                         /s/ Harold Charles Moll
DATED:
       -----------------                 -------------------------------------
                                         HAROLD CHARLES MOLL, an individual


                                        1
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